[LOGO]
First Niagara
        Financial Group, Inc.

    FIRST NIAGARA FINANCIAL GROUP, INC. REPORTS AN 85% INCREASE IN NET INCOME
                       OVER THE PRIOR YEAR SECOND QUARTER

Lockport, N.Y. - July 15, 2005 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for second quarter of 2005 increased to $24.1 million, or $0.22 per diluted share from $13.0 million, or $0.16 per diluted share for the same period of 2004. This represents an 85% increase in net income and a 38% increase in diluted earnings per share over the prior year second quarter. Compared to the first quarter of 2005, net income increased 14%.

First Niagara President and CEO Paul J. Kolkmeyer stated, "Second quarter results were very good, reflecting the benefits of the continuing expansion of our commercial loan portfolio and deposit base, the ongoing integration of Hudson River Bancorp, acquired in January of this year, and the initial implementation of our Strategic Blueprint. The growth of our core businesses, combined with exceptional credit quality, were key contributors to our strong financial performance. During the quarter we continued to make significant enhancements to our infrastructure in order to support our strategy of providing relationship based solutions to meet our customers' financial needs, which in turn will drive future performance improvements."

As anticipated, the Company's net interest rate margin began to tighten during the quarter to 3.72% compared to 3.76% for the linked quarter. Net interest income increased 6% to $63.6 million, primarily due to a combination of strong commercial real estate and business loan growth, as well as the net earning assets acquired from Hudson River. Total loans increased $83.8 million during the second quarter, including 13% annualized growth in commercial real estate and business loans and 12% annualized growth in home equity loans. During the quarter, credit quality trends further improved as annualized net charge-offs fell to 0.07% of average total loans, their lowest level in nearly five years and almost half the 0.13% for the linked quarter. In addition, non-performing assets improved to 0.25% of total assets from 0.27% at the end of March. As a result, a $900 thousand provision for credit losses was recorded compared to $2.3 million for the first quarter of 2005. The ratio of the allowance for credit losses to total loans and non-performing loans was 1.43% and 382%, respectively at June 30, 2005.

Deposits increased $73.3 million from March 31, 2005, which is equivalent to a 6% annualized growth rate. This growth continues to be driven by relationship based products and deposit gathering and retention initiatives introduced as part of the Company's Strategic Blueprint. The Company anticipates that opening these new accounts will drive future deposit and revenue growth as they mature. Also noteworthy during the quarter is that retail deposits at the former Hudson River branches now exceed acquired levels.

For the second quarter of 2005, the Company had $20.4 million of noninterest income, which includes the benefits of the Hudson River integration and the Company's efforts to fully implement its financial services business model throughout its branch network. This resulted in an 18% increase in banking services income and, combined with the two insurance agency acquisitions since the beginning of the year, led to a 5% increase in risk management income. Wealth management revenue for the quarter was consistent with the first quarter of 2005 as the benefit of Hudson River was offset by reduced demand for annuity products due to the challenging interest rate environment.

Noninterest expense for the second quarter was $46.2 million versus $43.9 million for the linked quarter. This increase is primarily attributable to having a full quarter of expenses from the former Hudson River operations and employee contract termination payments. Additionally, marketing expenses increased from first quarter levels as a result of the Company's spring home equity and business banking promotions. Nonetheless, the Company's efficiency ratio improved to 55% during the current quarter versus 56% for the linked quarter.

During the three months ended June 30, 2005, the Company repurchased an additional 2.5 million shares of its common stock compared to 1.8 million shares during the first quarter. As of quarter-end, 5.1 million shares remain available for repurchase under the 5.8 million authorization approved in May. The extent to which shares are repurchased will continue to depend on a number of factors including market trends and prices and alternative uses for capital.

Outlook - "Given the results of the first two quarters, we believe that 2005 GAAP earnings per diluted share will be between $0.83 and $0.84 per share, which includes $0.01 per share of Hudson River merger expenses," stated Executive Vice President and Chief Financial Officer, John R. Koelmel. "Our current estimate takes into consideration our expectation that the yield curve will continue to flatten, net charge-offs will begin to move towards more normalized levels and the recently announced acquisition of the Hatch Leonard Naples, Inc. insurance agency will be neutral to earnings for the remainder of 2005. While our net interest margin will continue to tighten in the second half of the year, we remain comfortable with our previous guidance for a margin of approximately 3.70% for the full year. We are confident that the on-going implementation of our Strategic Blueprint provides the foundation for achieving these results and will continue to drive earnings growth into 2006."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.2 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 116 branches and several financial services subsidiaries across New York State.

Conference Call - A conference call will be held at 11:00 a.m. Eastern Time on Friday July 15, 2005 to discuss these first quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until July 21, 2005 by dialing 1-877-660-6853, account number 240, conference number 159044.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
----------------
Paul J. Kolkmeyer........  President and CEO
John R. Koelmel..........  Chief Financial Officer
Christopher J. Thome.....  Reporting and Investor Relations Manager
                           (716) 625-7645
                           chris.thome@fnfg.com
Leslie G. Garrity........  Public Relations and Corporate Communications Manager
                           (716) 625-7528
                           leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                               2005                                     2004
                                                   ----------------------------      ----------------------------------------------
                                                     June 30,        March 31,       December 31,    September 30,       June 30,
                                                   -----------      -----------      ------------    -------------      -----------
===================================================================================================================================
SELECTED FINANCIAL DATA
(Amounts in thousands)
===================================================================================================================================
Securities available for sale                      $ 1,726,822        1,741,486         1,170,129        1,171,011        1,198,777
Loans and leases:
   Commercial:
    Real estate                                    $ 1,773,773        1,721,393         1,268,858        1,212,545        1,149,537
    Business                                       $   482,855          462,549           345,520          342,382          335,491
                                                   -----------      -----------       -----------      -----------      -----------
      Total commercial loans                       $ 2,256,628        2,183,942         1,614,378        1,554,927        1,485,028

   Residential real estate                         $ 2,117,609        2,114,420         1,132,471        1,150,032        1,162,544
   Home equity                                     $   355,030          344,589           247,190          236,357          227,544
   Other consumer                                  $   178,681          186,413           174,309          185,518          193,608
   Specialized lending                             $   158,361          154,380            79,358           80,264           81,520
   Net deferred costs and discounts                $    13,798           12,573             8,971            9,123            9,777
                                                   -----------      -----------       -----------      -----------      -----------
      Total loans and leases                       $ 5,080,107        4,996,317         3,256,677        3,216,221        3,160,021
   Allowance for credit losses                     $    72,869           72,868            41,422           41,273           41,434
                                                   -----------      -----------       -----------      -----------      -----------
      Loans and leases, net                        $ 5,007,238        4,923,449         3,215,255        3,174,948        3,118,587
Goodwill and other intangibles                     $   735,514          738,191           345,660          347,865          347,936
Total assets                                       $ 7,982,290        7,907,976         5,078,374        5,065,135        5,025,940
Total interest-earning assets                      $ 6,838,326        6,780,978         4,445,724        4,410,707        4,384,094

Deposits:
   Core:
    Savings                                        $ 1,664,203        1,705,258         1,086,769        1,066,321        1,063,799
    Interest-bearing checking                      $ 1,170,013        1,241,760           912,598          919,378          908,309
    Noninterest-bearing                            $   567,134          524,219           291,491          285,322          290,926
                                                   -----------      -----------       -----------      -----------      -----------
      Total core deposits                          $ 3,401,350        3,471,237         2,290,858        2,271,021        2,263,034
   Certificates                                    $ 1,847,696        1,704,498         1,046,824        1,045,604        1,055,993
                                                   -----------      -----------       -----------      -----------      -----------
      Total deposits                               $ 5,249,046        5,175,735         3,337,682        3,316,625        3,319,027

Short-term borrowings                              $   454,361          384,399           209,236          192,282          196,006
Long-term borrowings                               $   790,967          851,461           541,450          532,996          517,810
Total interest-bearing liabilities                 $ 5,927,240        5,887,376         3,796,877        3,756,581        3,741,917
Stockholders' equity                               $ 1,381,168        1,390,713           928,162          937,307          925,750
Tangible equity (1)                                $   645,654          652,522           582,502          589,442          577,814
Fair value adjustment included in
   stockholders' equity                            $    (8,080)         (15,247)           (5,106)          (3,625)          (9,298)
Net earning assets                                 $   911,086          893,602           648,847          654,126          642,177
Common shares outstanding (2)                          110,162          112,460            78,277           79,246           79,332
Treasury shares                                          5,680            3,327             1,781              747              613
Total loans serviced for others                    $   368,436          372,461           325,125          326,936          331,927

===================================================================================================================================
CAPITAL
===================================================================================================================================
Tier 1 risk based capital                                12.01%           12.52%            16.40%           16.43%           16.66%
Total risk based capital                                 13.26%           13.77%            17.65%           17.68%           17.91%
Tier 1 (core) capital                                     8.10%            8.44%            11.40%           11.31%           11.37%
Tangible capital                                          8.10%            8.44%            11.40%           11.31%           11.37%
Equity to assets                                         17.30%           17.59%            18.28%           18.51%           18.42%
Tangible equity to tangible assets (2)                    8.91%            9.10%            12.31%           12.50%           12.35%
Book value per share (2)                           $     12.54            12.37             11.86            11.83            11.67
Tangible book value per share (1)(2)               $      5.86             5.80              7.44             7.44             7.28

===================================================================================================================================
ASSET QUALITY DATA
(Amounts in thousands)
===================================================================================================================================
Non-performing loans:
   Commercial real estate                          $     4,339            4,513             3,416            5,414            4,612
   Commercial business                             $     3,864            2,005             1,564            1,745            1,362
   Residential real estate                         $     5,472            7,694             4,276            4,536            4,685
   Home equity                                     $       685              803               519              390              484
   Other consumer                                  $       667              915               801              677              830
   Specialized lending                             $     4,058            4,148             1,452            2,177            1,350
                                                   -----------      -----------       -----------      -----------      -----------
    Total non-performing loans                     $    19,085           20,078            12,028           14,939           13,323
Real estate owned                                  $       977            1,111               740              691              400
                                                   -----------      -----------       -----------      -----------      -----------
    Total non-performing assets                    $    20,062           21,189            12,768           15,630           13,723

Provision for credit losses                        $       900            2,301             1,846            1,742            3,104
Net loan charge-offs                               $       899            1,539             1,697            1,903            2,436
Net charge-offs to average loans (annualized)             0.07%            0.13%             0.21%            0.24%            0.32%
Provision for credit losses as a
   percentage of net loan charge-offs                    100.1%           149.5%            108.8%            91.5%           127.4%
Total non-performing loans to total loans                 0.38%            0.40%             0.37%            0.46%            0.42%
Total non-performing assets as a
   percentage of total assets                             0.25%            0.27%             0.25%            0.31%            0.27%
Allowance for credit losses to total loans                1.43%            1.46%             1.27%            1.28%            1.31%
Allowance for credit losses
   to non-performing loans                               381.8%           362.9%            344.4%           276.3%           311.0%
===================================================================================================================================
Personnel FTE                                            1,777            1,720             1,200            1,207            1,196
Number of branches                                         116              115                71               71               70

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                         2005                                          2004
                                      ---------------------------------------  ----------------------------------------------------
                                      Year-to-Date     Second        First      Year Ended     Fourth        Third        Second
                                        June 30,      Quarter       Quarter    December 31,    Quarter      Quarter       Quarter
                                      ------------  -----------   -----------  ------------  -----------  -----------   -----------
===================================================================================================================================
SELECTED OPERATIONS DATA
(Amounts in thousands)
===================================================================================================================================
Interest income                       $    180,445       93,930        86,515      224,578        58,954       56,818        55,750
Interest expense                      $     56,653       30,368        26,285       68,476        18,028       17,180        16,815
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Net interest income               $    123,792       63,562        60,230      156,102        40,926       39,638        38,935
Provision for credit losses           $      3,201          900         2,301        8,442         1,846        1,742         3,104
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Net interest income after
       provision for credit losses    $    120,591       62,662        57,929      147,660        39,080       37,896        35,831

Noninterest income:
   Banking services                   $     17,437        9,448         7,989       19,818         5,378        5,296         4,934
   Risk management services           $     12,031        6,162         5,869       17,391         4,193        4,308         4,442
   Wealth management services         $      2,892        1,451         1,441        4,764         1,172        1,257         1,261
   Lending and leasing                $      3,346        1,770         1,576        4,676         1,359        1,117         1,127
   Bank-owned life insurance          $      2,128        1,072         1,056        3,761           860          826         1,208
   Net realized gains on securities
      available for sale              $          5            -             5           60             -            -             -
   Other                              $        973          498           475        1,396           559          303           415
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Total noninterest income          $     38,812       20,401        18,411       51,866        13,521       13,107        13,387

Noninterest expense:
   Salaries and benefits              $     45,886       23,677        22,209       65,264        16,676       16,790        15,915
   Occupancy and equipment            $      9,154        4,677         4,477       12,513         2,958        3,079         3,120
   Technology and communications      $      8,891        4,827         4,064       11,499         3,163        2,883         2,845
   Marketing and advertising          $      3,854        2,143         1,711        4,738         1,403          998         1,381
   Professional services              $      4,346        1,802         2,544        5,117         1,889        1,460           987
   Amortization of intangibles        $      5,362        2,854         2,508        4,605         1,218        1,182         1,164
   Other                              $     12,521        6,181         6,340       17,114         4,737        3,986         4,437
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Total noninterest expense         $     90,014       46,161        43,853      120,850        32,044       30,378        29,849

    Income before income taxes        $     69,389       36,902        32,487       78,676        20,557       20,625        19,369
Income taxes                          $     24,203       12,811        11,392       26,859         6,998        7,295         6,356
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Net income                        $     45,186       24,091        21,095       51,817        13,559       13,330        13,013
                                      ============  ===========   ===========  ===========   ===========  ===========   ===========

===================================================================================================================================
STOCK AND RELATED PER SHARE DATA
===================================================================================================================================
Net income per share:
   Basic                              $       0.41         0.22          0.19         0.66          0.17         0.17          0.16
   Diluted                            $       0.41         0.22          0.19         0.65          0.17         0.17          0.16
Cash dividends                        $       0.18         0.09          0.09         0.30          0.08         0.08          0.07
Dividend payout ratio                        43.90%       40.91%        47.37%       45.45%        47.06%       47.06%        43.75%
Dividend yield (annualized)                   2.49%        2.48%         2.76%        2.15%         2.28%        2.38%         2.35%
Market price (NASDAQ: FNFG):
   High                               $      14.65        14.65         14.16        15.78         14.85        14.00         14.13
   Low                                $      12.05        12.05         12.80        11.49         13.18        11.84         11.49
   Close                              $      14.58        14.58         13.21        13.95         13.95        13.38         12.00

===================================================================================================================================
SELECTED RATIOS
(Annualized)
===================================================================================================================================
Net income:
   Return on average assets                   1.18%        1.22%         1.15%        1.05%         1.06%        1.05%         1.05%
   Return on average equity                   6.68%        6.95%         6.40%        5.59%         5.76%        5.67%         5.60%
   Return on average tangible
      equity (1)                             13.85%       14.81%        12.89%        8.75%         9.16%        9.04%         8.93%

As a percentage of average assets:
   Noninterest income                         1.02%        1.03%         1.00%        1.05%         1.06%        1.04%         1.08%
   Noninterest expense                        2.36%        2.33%         2.39%        2.44%         2.51%        2.40%         2.41%
                                      ------------  -----------   -----------  -----------   -----------  -----------   -----------
    Net overhead                              1.34%        1.30%         1.39%        1.39%         1.45%        1.36%         1.33%
Efficiency ratio                              55.4%        55.0%         55.8%        58.1%         58.9%        57.6%         57.0%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                   2005                                              2004
                                 ----------------------------------------   -------------------------------------------------------
                                 Year-to-Date     Second         First      Year Ended       Fourth         Third         Second
                                   June 30,       Quarter       Quarter     December 31,     Quarter       Quarter        Quarter
                                 ------------   -----------   -----------   ------------   -----------   -----------    -----------
===================================================================================================================================
SELECTED AVERAGE BALANCES
(Amounts in thousands)
===================================================================================================================================
Securities, at amortized cost    $ 1,709,008      1,750,517     1,667,038     1,177,203      1,175,149     1,191,767      1,221,772
Loans (3)                        $ 4,856,738      5,014,075     4,697,778     3,109,335      3,230,411     3,177,191      3,099,987
Total interest-earning assets    $ 6,620,090      6,826,189     6,411,701     4,332,665      4,439,570     4,408,057      4,361,984
Goodwill and other
   intangibles                   $   705,081        737,231       672,573       335,796        347,376       347,715        348,534
Total assets                     $ 7,695,130      7,934,615     7,452,984     4,949,717      5,075,322     5,033,077      4,986,412

Interest-bearing liabilities:
   Savings accounts              $ 1,638,918      1,675,953     1,601,471     1,033,983      1,075,082     1,074,032      1,056,289
   Checking                      $ 1,188,542      1,187,863     1,189,229       889,372        918,571       928,300        893,854
   Certificates of deposit       $ 1,685,878      1,800,333     1,570,152     1,081,034      1,043,603     1,039,097      1,095,011
   Borrowed funds                $ 1,210,831      1,239,808     1,181,532       677,784        741,044       686,437        672,731
                                 -----------    -----------   -----------   -----------    -----------   -----------    -----------
    Total interest-bearing
       liabilities               $ 5,724,169      5,903,957     5,542,384     3,682,173      3,778,300     3,727,866      3,717,885

Noninterest-bearing deposits     $   515,050        547,366       482,375       275,227        292,066       303,244        271,090
Total liabilities                $ 6,332,018      6,544,716     6,116,957     4,021,960      4,138,949     4,098,522      4,051,643
Stockholders' equity             $ 1,363,112      1,389,899     1,336,026       927,757        936,373       934,555        934,769
                                 -----------    -----------   -----------   -----------    -----------   -----------    -----------
Tangible equity (1)              $   658,031        652,668       663,453       591,961        588,997       586,840        586,235

Net earning assets               $   895,921        922,232       869,317       650,492        661,270       680,191        644,099
Common shares
   outstanding (2):
   Basic                             109,673        111,128       108,200        78,750         78,735        79,257         79,595
   Diluted                           110,654        112,033       109,246        79,970         79,882        80,312         80,731

===================================================================================================================================
SELECTED AVERAGE YIELDS/RATES
===================================================================================================================================
Securities, at amortized cost           3.38%          3.42%         3.35%         2.86%          2.97%         2.91%          2.77%
Loans                                   6.24%          6.26%         6.21%         6.14%          6.21%         6.05%          6.12%
Total interest-earning assets           5.47%          5.51%         5.43%         5.18%          5.30%         5.15%          5.12%

Savings accounts                        0.99%          1.01%         0.98%         0.94%          1.01%         0.95%          0.93%
Interest-bearing checking               1.18%          1.27%         1.00%         0.93%          1.02%         0.94%          0.89%
Certificates of deposit                 2.48%          2.61%         2.32%         2.21%          2.24%         2.17%          2.14%
Borrowed funds                          3.63%          3.64%         3.62%         3.91%          3.80%         3.90%          3.92%
    Total interest-bearing
       liabilities                      2.00%          2.06%         1.92%         1.86%          1.90%         1.83%          1.82%

Net interest rate spread                3.47%          3.45%         3.51%         3.32%          3.40%         3.32%          3.30%
Net interest rate margin                3.74%          3.72%         3.76%         3.60%          3.69%         3.60%          3.57%

----------
(1)   Excludes goodwill and other intangible assets.
(2)   Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)   Net of deferred costs and unearned discounts.